Exhibit (g)(6)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

MELLON BANK, N.A.

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF February 8, 2008

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement"):

A.	Additional Custodians:
None
B.	Special Subcustodians:
None
C.	Foreign Subcustodians:

Country	Subcustodian	Eligible Securities Depositories
ARGENTINA	Citibank, Buenos Aires Branch	Caja de Valores Sociedad Anonima (CVSA) Central de Registracion y Liquidation (CRYL)
AUSTRALIA	National Australia Bank Ltd.	Austraclear Limited ASX Settlement and Transfer Corporation (ASTC)

AUSTRIA	Bank Austria Creditanstalt AG, Vienna	(OeKB) Oesterreische Kontrollbank
BAHRAIN	HSBC Middle East	Bahrain Stock Exchange

BANGLADESH	Standard Chartered Bank, Dhaka Branch	Central Depository Bangladesh Limited
BELGIUM	BNP Paribas Securities Services Brussels	Caisse Interprofessionelle de Depots et de Virement de Titres S.A. (CIK) National Bank of Belgium (NBB)
BERMUDA	The Bank of Bermuda Limited	Bermuda Securities Depository (BSD)
BOTSWANA	Barclays Bank of Botswana Limited, Gaborone	Bank of Botswana
BRAZIL	Citibank, N.A. Sao Paulo Branch	Companhia Brasileira de Liquidacao e Custodia (CBLC) Central of Custody and Financial Settlement of Securities (CETIP) Sistema Especial de Liquidacao e de Custodia (SELIC)

BULGARIA	UniCredit Bulbank, Sofia	Bulgarian National Bank (BNB) Bulgaria Central Security Depository (CDAD)

CANADA	CIBC Mellon Global Securities Services Company	The Canadian Depository for Securities Ltd. (CDS)
CHILE	Banco Itau, Chile Santiago Branch	Deposito Central de Valores (DCV)
CHINA B	HSBC Bank (China) Company Limited	The China Securities Depository and Clearing Corporation LTD (CSDCC, Shanghai) The China Securities Depository and ClearingCorporation LTD (CSDCC, Shenzhen)

CHINA A	HSBC Bank (China) Company Limited	The China Securities Depository and Clearing Corporation LTD (CSDCC, Shenzhen)
CLEARSTREAM	Clearstream Banking,	Clearstream Banking S.A., Luxembourg
Luxembourg

COLOMBIA	Cititrust Colombia S.A. Santafe de Bogota, Colombia	Deposito Centralizado de Valores de Colombia (DECEVAL) Central Securities Deposit (DCV)
CROATIA	Zagrebacka banka d.d.	The Central Depository Agency (SDA)
CYPRUS	EFG Eurobank Ergasias S.A.	Central Depository and Central Registry (CDCR)
CZECH REPUBLIC	Citibank Europe plc, organizacni slozka	Stredisko Cennych Papiru (SCP) Czech National Bank (CNB)
DENMARK	Skandinaviska Enskilda Banken (SEB), Copenhagen	The Danish Securities Centre (Vaerdipapircentralen, VP)
EGYPT	Citibank, N.A., Egypt Branch Cairo	The Misr Company for Clearing, Settlement Depository (MCSD)
ESTONIA	Scandinaviska Enskilda Banken (SEB), Tallinn	The Estonian Central Depository for Securities (ECDS)

EUROCLEAR	Euroclear Bank S.A.	Euroclear Bank S.A., Belgium

FINLAND	Nordea Bank Finland PLC, Helsinki	Finnish-Swedish Central Securities Depository (NCSD)
FRANCE	BNP Paribas Securities Services, Paris	Euroclear France SA

GERMANY	BNP Paribas Securities Services, Frankfurt	Clearstream Banking AG, Frankfurt
GHANA	Barclays Bank of Ghana Limited, Accra

GREECE	EFG Eurobank Ergasias S.A.	Central Securities Depository S.A. (CSD) Bank of Greece (BoG)
HONG KONG	HSBC, Hong Kong	Hong Kong Securities Clearing Co. (HKSCC) Hong Kong Central Money Market Unit (CMU)

HUNGARY	Unicredit Bank Hungary Zrt.	Central Clearing House and Depository Limited (KELER)
ICELAND	Glitner banki HF	Icelandic Securities Depository Ltd.

INDIA	HSBC, Mumbai Branch	National Securities Depository Limited (NSDL) Central Depository Services Limited (CSDL) Reserve Bank of India (RBI)

INDONESIA	HSBC, Jakarta	The Kustodian Sentral Efek Indonesia (KSEI) Bank Indonesia (BI)
IRELAND	Mellon Bank, N.A. London Branch	CREST Euroclear Operations Center (EOC)
ISRAEL	Citibank N.A., Tel Aviv	Tel Aviv Stock Exchange Clearing House, Ltd. (TASECH)
ITALY	BNP Paribas Securities Services Italian Branch	Monte Titoli S.p.A.
JAPAN US Accounts JAPAN Canada Accounts	HSBC, Tokyo The Bank of Tokyo-Mitsubishi	Japan Securities Depository Centre (JASDEC) Bank of Japan (BoJ)

JORDAN	HSBC Middle East	The Securities Depository Center of Jordan (SDC)

KAZAKHSTAN	HSBC Bank Kazakhstan JSC	Central Depository of Securities
(CDS)

KENYA	Barclays Securities Services Kenya	The Central Bank of Kenya (CBK)
KOREA	The Hongkong and Shanghai Banking Corporation Limited

KUWAIT	HSBC Bank Middle East Limited,	Kuwait Clearing Company
Kuwait

LATVIA	A/S Latvijas Unibanka	The Latvian Central Depository (LCD)

LEBANON	Midclear SAL	Custodian and Clearing Centre of Financial Instruments for Lebanon and the Middle East (Midclear)

Banque du Liban, BDL (Central Bank of Lebanon)

LITHUANIA	Scandinaviska Enskilda Banken (SEB)	The Central Securities Depository of LIthuania (CSDL)

LUXEMBOURG	Euroclear Bank S.A. Brussels	Clearstream Banking S.A. Luxembourg

MALAYSIA	Citibank, Berhad	Bursa Malaysian Central Depository Sdn. Berhad (MCD) Bank Negara Malaysia (BNM)
MAURITIUS	HSBC, Port Louis	The Central Depository & Settlement Co Ltd. (CDS) The Bank of Mauritius (BoM)
MEXICO	Banco Santander Serfin S.A.,	SD Indeval S.A. de C.V.
MOROCCO	Societe Generale Marocaine de Banques, Casablanca	Maroclear
NETHERLANDS	BNY Mellon Asset Servicing B.V.	Euroclear Nederland
NEW ZEALAND	National Australia Bank Ltd. (via National Nominees Ltd)	New Zealand Central Securities Depository Ltd. (NZCSD) (NZCSD)
NORWAY	Nordea Bank Norge ASA, Oslo	Norwegian Central Securities Depository, Verdipapirsentralen (VPS)
OMAN	HSBC, Ruwi	The Muscat Depository and Securities Registration Company (MDSRC)

PAKISTAN	Deutsche Bank AG, Karachi	The Central Depository Company of Pakistan Limited (CDC) State Bank of Pakistan (SBP)

PERU	Citibank del Peru S.A., Lima	Caja de Valores y Liquidaciones (CAVALI)
PHILIPPINES	HSBC Securities Services Manila	The Philippines Central Depository (PCD) Registry of Scripless Securities (RoSS)
POLAND	Biuro Uslug Powierniczych Bank Handlowy w Warszawie SA	National Depository of Securities (NDS) Central Register for Treasury Bills (CRBS)
PORTUGAL	Banco Comercial Portugues S.A., Lisbon	Sociedade Gestora de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios (INTERBOLSA)
QATAR	HSBC Bank Middle East Limited	Central Registry

ROMANIA	UniCredit Tiriac Bank S.A.	The National Company for Clearing, Settlement and Despository for Securities (SNCDD) National Bank of Romania (NBR) Central Depository S.A.
RUSSIA	ZAO Commercial Bank Citibank	Depository Clearing Company (DCC)
National Depository Center (NDC)
The Bank for Foreign Trade

SERBIA	UniCredit Bank Serbia	Central Securities Depository (CSD)

SINGAPORE	The Development Bank of Singapore, Singapore	Central Depository (Pte) Ltd. (CDP) Monetary Authority of Singapore (MAS)
SLOVAKIA	UniCredit Bank A.S.	Slovak Center for Securities (SCP) National Bank of Slovakia (NBS)
SLOVENIA	UniCredit Banka Slovenija d.d.	The Central Securities Clearing Corporation (KDD)
SOUTH AFRICA	Societe Generale, Johannesburg	The Central Depository Limited (CD) Share Transactions Totally Eletronic (STRATE)
SOUTH KOREA		Korea Securities Depository (KSD)

SPAIN	Santander Central Hispano Investment S.A., Grupo Santander	Servicio de Compensacion Y Liquidacion de Valores (SCLV) Banca de Espana
SRI LANKA	HSBC, Colombo	Central Depository System (Pvt) Ltd. (CDS)
SWEDEN	Skandinaviska Enskilda Banken (SEB) Stockholm	Finnish-Swedish Central Securities Depository (NCSD)
SWITZERLAND	Union Bank of Switzerland, Zurich	Swiss Securities Services Corporation - SegaIntersettle AG (SIS)
TAIWAN	Standard Chartered Bank	Taiwan Depository & Clearing Corporation (TDCC)
THAILAND	HSBC, Bangkok Branch	The Thailand Securities Depository Co., Ltd (TSD)
TUNISIA	Banque Internationale Arabe de Tunisie,	Societe Interprofessionelle pour la Compensation et le Depots des Valeurs Mobilieres (STICODEVAM)

TURKEY	Citibank A.S., Istanbul	Central Registry Agency (CRA) Central Bank of Turkey (CBT)

UGANDA	Barclays Bank of Uganda, Kampala

UKRAINE	UniCredit Bank Ltd.	The National Bank of the Ukraine
	Ukraine	Depository (NBU)
The Interregional Securities Union (IRSU)

UNITED ARAB EMIRATES	HSBC Securities Services	Dubai Financial Market - CDS Department (DFM)
Abu Dhabi Securities Market - CSD
Department (ADSM)
DIFX Central Securities Depository (CSD)

UNITED KINGDOM	Mellon Bank, N.A. London	CRESTCo.

UNITED STATES	Mellon Bank, N.A.	Depository Trust Company (DTC) National Securities Clearing Corporation (NSCC)

URUGUAY	Banco Itau Uruguay S.A. Montevideo	Banco Central del Uruguay (BCU) ABN AMRO Agency Bolsa de Valores (ABV)
VENEZUELA	Citibank, N.A., Caracas	Caja de Venezolana de Valores (CVV) Central Bank of Venezuela (BCV)
VIETNAM	Standard Chartered Bank	Vietnam Securities Depository (VSD)

ZAMBIA	Barclays Bank of Zambia Ltd., Lusaka	The Lusaka Stock Exchange Central Shares Depository Limited (LuSE CD) The Bank of Zambia

ZIMBABWE	Barclays Bank of Zimbabwe Ltd., Harare

Each of the Investment Companies Listed on Appendix "A"

Attached Hereto, on Behalf of Each of Their Respective

Portfolios

By:/s/Peter L. Lydecker

Name: Peter L. Lydecker

Title: Assitant Treasurer

Mellon Bank, N.A.

By:/s/Christopher Healy

Name: Christopher Healy

Title: First Vice President